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                                                                    Exhibit (b)

                             Loomis Sayles Funds I
                           Section 906 Certification

   In connection with the report on Form N-CSR for the period ended
September 30, 2006 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:                                     By:
    ----------------------------------      ---------------------------------
President and Chief Executive Officer   Treasurer
Loomis Sayles Funds I                   Loomis Sayles Funds I

/s/ Robert J. Blanding                  /s/ Michael C. Kardok
--------------------------------------  -------------------------------------
Robert J. Blanding                      Michael C. Kardok

Date: November 28, 2006                 Date: November 28, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Loomis Sayles Funds I, and will be retained by the Loomis Sayles Funds I and furnished to the Securities and Exchange Commission or its staff upon request.